EVERY SHAREHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Shareholder Meeting 625 Fourth Avenue South Minneapolis, MN 55415 on August 14, 2015

Please detach at perforation before mailing.

PROXY	THRIVENT MUTUAL FUNDS	PROXY
PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 14, 2015 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THRIVENT MUTUAL FUNDS

The undersigned hereby appoints David S. Royal, Michael W. Kremenak and James M. Odland, or any of them, with the right of substitution, proxies of the undersigned at the special meeting of shareholders of Thrivent Mutual Funds (the “Trust”), to be held at the Thrivent Financial for Lutherans building, 625 Fourth Avenue South, Minneapolis, Minnesota 55415 on August 14, 2015 at 9:00 a.m. Central Time, or at any postponements or adjournments thereof, with all the powers which the undersigned would possess if personally present, and instructs them to vote in their discretion upon any matters which may properly be acted upon at this Meeting and specifically as indicated on the reverse side of this proxy card. Please refer to the proxy statement for a discussion of these matters.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and of the accompanying Combined Prospectus/Proxy Statement, which describes the matters to be considered and voted on.

This proxy will be voted as instructed. If no specification is made for a proposal, the proxy will be voted “FOR” the proposal. The Proxies are authorized in their discretion to vote upon such other matters as may come before the Meeting or any adjournments or postponements thereof.

VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503

NOTE: PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON THIS PROXY. IF YOU ARE SIGNING ON BEHALF OF AN ESTATE, TRUST OR CORPORATION, PLEASE STATE YOUR TITLE OR CAPACITY.

Signature

Signature of joint owner, if any

Date	THR_26694_060115-BK2

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Shareholders to Be Held on August 14, 2015.

The Proxy Statement for this meeting is available at:

https://www.proxy-direct.com/thr-26694

TARGET FUND	ACQUIRING FUND
Thrivent Partner Small Cap Growth Fund	Thrivent Small Cap Stock Fund
Thrivent Partner Small Cap Value Fund	Thrivent Small Cap Stock Fund
Thrivent Mid Cap Growth Fund	Thrivent Mid Cap Stock Fund
Thrivent Partner Mid Cap Value Fund	Thrivent Mid Cap Stock Fund
Thrivent Natural Resources Fund	Thrivent Large Cap Stock Fund

Please detach at perforation before mailing.

THE SOLICITATION OF THIS PROXY IS MADE ON BEHALF OF THE BOARD OF TRUSTEES. YOUR VOTE IS IMPORTANT

THE BOARD RECOMMENDS THAT YOU CAST YOUR VOTE FOR THE PROPOSAL.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example:  ■

1.	To approve and Agreement and Plan of Reorganization pursuant to which the Target Fund would (i) transfer all of its assets to the Acquiring Fund, in exchange for Class A and Institutional Class Shares of the Acquiring Fund, (ii) distribute such Class A and Institutional Class Shares of the Acquiring Fund to shareholders of the Target Fund, and (iii) dissolve.

TARGET FUND	ACQUIRING FUND
		FOR	AGAINST	ABSTAIN
01 Thrivent Partner Small Cap Growth Fund	Thrivent Small Cap Stock Fund	☐	☐	☐
02 Thrivent Partner Small Cap Value Fund	Thrivent Small Cap Stock Fund	☐	☐	☐
03 Thrivent Mid Cap Growth Fund	Thrivent Mid Cap Stock Fund	☐	☐	☐
04 Thrivent Partner Mid Cap Value Fund	Thrivent Mid Cap Stock Fund	☐	☐	☐
05 Thrivent Natural Resources Fund	Thrivent Large Cap Stock Fund	☐	☐	☐

2.	To consider and act upon any matter related to the foregoing and to transact other business that may properly come before the Special Meeting and all adjournments.

WE URGE YOU TO SIGN, DATE AND MAIL THIS PROXY PROMPTLY

THR_26694_060115-BK2